UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2013, Virginia Commerce Bancorp, Inc., a Virginia corporation (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with United Bankshares, Inc., a West Virginia corporation (“United”), pursuant to which the Company will merge with and into a wholly-owned subsidiary of United, with the United subsidiary surviving the merger (the “Merger”). Pursuant to the Merger Agreement, Virginia Commerce Bank, a Virginia corporation and wholly-owned subsidiary of the Company (“Virginia Commerce Bank”) and United Bank, United’s wholly-owned subsidiary bank (“United Bank”), will enter into a separate Agreement and Plan of Merger (the “Bank Merger Agreement”) pursuant to which Virginia Commerce Bank will be merged with and into United Bank, with United Bank surviving, subsequent to consummation of the Merger (the “Bank Merger”). Both the Merger and the Bank Merger are intended to constitute tax-free reorganizations. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Bank Merger, have been approved by the Board of Directors of each of the Company and United, and, as applicable, by the Company, as sole shareholder of Virginia Commerce Bank.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each holder of a share of common stock of the Company (other than United and its subsidiaries, in each case except for shares held by them in a fiduciary capacity or as a result of debts previously contracted) shall receive in respect thereof 0.5442 shares (the “Exchange Ratio”) of common stock of United (the “Merger Consideration”).

In addition, at the effective time of the Merger, each outstanding option to purchase shares of common stock of the Company, whether vested or unvested as of the date of the Merger shall vest pursuant to their terms and shall be converted into an option (each, a “Replacement Option”) to acquire, on the same terms and conditions as were applicable under such option of the Company, the number of shares of common stock of United equal to (a) the number of shares of common stock of the Company subject to the option multiplied by (b) the Exchange Ratio. The exercise price per share of each Replacement Option shall equal (y) the exercise price per share of common stock of the Company that was purchasable pursuant to such option divided by (z) the Exchange Ratio (rounded up to the next whole cent).

At the effective time of the Merger, each warrant originally issued by the Company in connection with an offering of trust preferred securities (each, a “TRUPs Warrant”) which is then outstanding and unexercised shall cease to represent a right to acquire common stock of the Company and shall be converted automatically into a warrant to purchase shares of common stock of United (the “Surviving TRUPs Warrant”) in an amount and at an exercise price determined as follows: (i) the number of shares of common stock of United to be subject to the Surviving TRUPs Warrant will be equal to the product of the number of shares of common stock of the Company subject to the original TRUPs Warrant and the Exchange Ratio (provided that any fractional shares of common stock of United resulting from such multiplication shall be rounded down to the next whole share); and (ii) the exercise price per share of common stock of United under the Surviving TRUPs Warrant shall be equal to the exercise price per share of the common stock of the Company under the original TRUPs Warrant divided by the Exchange Ratio (provided that if the exercise price resulting from such division results in a fractional cent, the exercise price shall be rounded up to the next cent).

At the effective time of the consummation of the Merger, each warrant originally issued to the United States Department of Treasury (the “Treasury”) in connection with the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program (each, a “Treasury Warrant”) which is then outstanding and unexercised shall cease to represent a right to acquire common stock of the Company and shall be converted automatically into a warrant to purchase shares of common stock of United (each, a “Surviving Treasury Warrant”) in an amount and at an exercise price determined as follows: (i) the number of shares of common stock of United to be subject to the Surviving Treasury Warrant will be equal to the product of the number of shares of common stock of the Company subject to the original Treasury Warrant and the Exchange Ratio, rounded to the nearest one-hundredth of a share; and (ii) the exercise price per share of common stock of United under the Surviving Treasury Warrant shall be equal to the quotient of the exercise price per share of common stock of the Company under the original Treasury Warrant divided by the Exchange Ratio, rounded to the nearest one-tenth of a cent.

The Merger Agreement contains customary representations, warranties and covenants from both the Company and United. Among other covenants, the Company has agreed: (i) to convene an appropriate meeting of its stockholders to consider and vote upon, among other things, the approval of the Merger Agreement and the Merger, (ii) that, subject to certain exceptions, the board of directors of the Company will recommend the adoption and approval of the Merger and the Merger Agreement by its stockholders, and (iii) not to solicit or encourage inquiries or proposals with respect to, or, subject to certain exceptions, engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any third-party acquisition proposals.

Completion of the Merger is subject to various customary conditions, including, among others: (i) approval of the Merger and the Merger Agreement by the stockholders of the Company and approval of the Merger and the issuance of the Merger Consideration by the stockholders of United, (ii) receipt of required regulatory approvals, (iii) the absence of legal impediments to the Merger, and (iv) the absence of certain material adverse changes or events.

The Merger Agreement contains certain termination rights for the Company and United, as the case may be. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay to United a termination fee of $20,000,000.

In connection with the Company’s entry into the Merger Agreement, each of the Company’s and Virginia Commerce Bank’s directors will sign a Support Agreement. The Support Agreement requires the directors, in their capacities as stockholders of the Company, to, except in certain circumstances, vote their respective shares in favor of the Merger Agreement and the Merger, to the extent such director has sole voting power or sole dispositive power over such shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualification and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Additional Information and Where to Find It

In connection with the Merger, United will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and a proxy statement and prospectus of United, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and United at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.vcbonline.com under the tab “About VCB,” then under the heading “Investor Relations.” You will also be able to obtain these documents, free of charge, from United’s website at www.ubsi-inc.com under the tab “Investor Relations.”

United, the Company and their respective directors, executive officers, and certain other members of management and employees of United, the Company and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Information about the directors and executive officers of United is set forth in United’s proxy statement filed with the SEC on April 4, 2012. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement filed with the SEC on March 14, 2012. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Reorganization, dated as of January 29, 2013, by and between United Bankshares, Inc. and Virginia Commerce Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Mark S. Merrill
Mark S. Merrill, Executive Vice President and
Chief Financial Officer

Date: January 31, 2013

INDEX OF EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Reorganization, dated as of January 29, 2013, by and between United Bankshares, Inc. and Virginia Commerce Bancorp, Inc.